THIRD AMENDMENT TO THE

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN

THIS THIRD AMENDMENT is made by Lyris, Inc., a Delaware corporation (the “Company”), effective upon November 18, 2011.

W I T N E S S E T H:

WHEREAS, on May 6, 2005, the board of directors of the Company (the “Board”) adopted the J. L. Halsey Corporation 2005 Equity-Based Compensation Plan, as amended on May 6, 2005 by the Board with the First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (collectively, the “Plan”);

WHEREAS, Section 4(a) of the Plan authorizes up to 13,200,000 shares available for awards under the Plan;

WHEREAS, on May 13, 2009, the Section 4(a) of the Plan was amended to authorize an additional 4,000,000 shares available for awards under the Plan (the “Second Amendment to the Plan”); and

WHEREAS, on November 18, 2011, the Board approved to amend the Plan with this Third Amendment to the Plan (the “Third Amendment”), to increase the number of shares available for awards under the Plan by an additional 9,800,000 shares.

NOW, THEREFORE, Section 4(a) of the Plan is hereby amended in its entirety, effective upon ratification by the stockholders of the Company, to read as follows:

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed 27,000,000 shares.

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.

[Signature page follows]

IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company as of the date first set forth above.

LYRIS, INC.,
a Delaware corporation

By:	/s/ Wolfgang Maasberg
Wolfgang Maasberg
Chief Executive Officer